Exhibit 99.4

Triumph Group, Inc.

Product Support Businesses

(Unaudited) Combined Financial Statements

As of December 31, 2023 and For the Nine Months Ended December 31, 2023

Triumph Group, Inc.

Product Support Businesses

Index

As of December 31, 2023 and for the nine months ended December 31, 2023

Page(s)

Unaudited Combined Financial Statements

Balance Sheet	3

Statement of Operations	4

Statement of Net Parent Investment	5

Statement of Cash Flows	6

Notes to Financial Statements	7-13

Triumph Group, Inc. Product Support Businesses

Unaudited Combined Balance Sheet

As of December 31, 2023

(Dollars in thousands)

December 31,
2023
ASSETS
Current assets:
Cash and cash equivalents	$21,851
Trade and other receivables, less allowance for credit losses of $3,011	43,826
Contract assets	17,648
Inventory, net	86,873
Prepaid expenses and other current assets	2,900
Total current assets	173,098
Property and equipment, net	26,161
Deferred tax asset	4,862
Other, net	4,537
Total assets	$208,658
LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	22,534
Contract liabilities	104
Finance lease obligations	141
Accrued expenses	14,216
Total current liabilities	36,995
Noncurrent finance lease obligations	193
Other noncurrent liabilities	1,140
Total non-current liabilities	1,333
Net parent investment	170,330
Total liabilities and net parent investment	$208,658

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Unaudited Combined Statement of Operations

For the nine months ended December 31, 2023

(Dollars in thousands)

Nine months ended December 31,
2023
Net sales	$198,097
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	149,144
Selling, general and administrative	25,243
Depreciation	3,625
178,012
Operating income	20,085
Other expense, net	5,198
Income before income taxes	14,887
Income tax expense	2,799
Equity method investment losses, net of tax	175
Net income	$11,913

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Unaudited Combined Statement of Net Parent Investment

For the nine months ended December 31, 2023

(Dollars in thousands)

Parent's Net Investment
Balance at March 31, 2023	$151,235
Comprehensive income
Net income	11,913
Net transfer from Parent	7,182
Balance at December 31, 2023	$170,330

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Unaudited Combined Statement of Cash Flows

For the nine months ended December 31, 2023

(Dollars in thousands)

Nine months ended December 31,
2023
Operating Activities
Net income	$11,913
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,625
Provision for credit losses	116
Provision for deferred income taxes	549
Changes in other assets and liabilities:
Trade and other receivables	(1,908)
Contract assets	(2,206)
Inventories	(7,281)
Prepaid expenses and other current assets	614
Accounts payable, accrued expenses, and contract liabilities	(5,161)
Other, net	315
Net cash provided by operating activities	576
Investing Activities
Capital expenditures	(1,352)
Investment in joint venture	(1,658)
Net cash used in investing activities	(3,010)
Financing Activities
Finance lease obligations	(58)
Net transfers from parent	7,182
Net cash provided by financing activities	7,124
Net change in cash and cash equivalents	4,690
Cash and cash equivalents at beginning of period	17,161
Cash and cash equivalents at end of period	$21,851

The accompanying notes are an integral part of these combined financial statements.

Triumph Group, Inc. Product Support Businesses

Notes to Combined Financial Statements (Unaudited)

As of December 31, 2023 and For the Nine months ended December 31, 2023

($ in 000's)

1.	BACKGROUND AND BASIS OF PRESENTATION

Description of the Business

These combined financial statements comprise the Product Support business (“TPS” or the “Company”) of Triumph Group, Inc. (“TGI” or “Parent”). TPS provides maintenance, repair and overhaul (“MRO”) services for the global commercial, regional, and military operators of aircraft components. Specifically, TPS provides MRO services to structural components, engine and airframe accessories, interior refurbishment and wheels and brakes. The Company operates three plants in the United States, Texas, Arkansas, and Kansas, and one plant in Thailand.

These combined financial statements reflect the results of operations, financial position, and cash flows of TPS described in more detail below. Unless otherwise indicated, reference in these notes to the combined financial statements (“Combined Financial Statements”) to “we”, “us,” and “our” refer to TPS and its combined operations. References to the Combined Financial Statements refer to the information included herein with respect to the historical results of operations, financial position, and cash flows of TPS.

Basis of Presentation

These Combined Financial Statements have been prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”). Historically, TPS did not operate as an independent standalone company. The combined financial statements have been derived from Parent’s historical accounting records and are presented on a carve-out basis, as if the operations had been conducted independently from Parent. All revenues and costs, as well as assets and liabilities, directly associated with the business activity of the Company are included as a component of the financial statements. The financial statements also include allocations of certain selling, general and administrative expenses from Parent’s corporate office to the Company. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company been an entity that operated independently of Parent. Related party allocations are discussed further in Note 6.

As part of Parent, the Company’s domestic entities are dependent upon Parent for all of its working capital and financing requirements as Parent uses a centralized approach to cash management and financing of its domestic operations. Financial transactions relating to the Company are accounted for through the Parent investment account of the Company. Accordingly, none of Parent’s domestic cash, cash equivalents or debt have been assigned to the Company in these financial statements. Cash within the combined financial statements represent cash on hand at the Company’s international entity.

Net Parent investment represents Parent’s interest in the recorded net assets of the Company. Transactions with Parent are reflected in the accompanying Combined Statement of Net Parent Investment as net transfers to Parent and in the accompanying Combined Balance Sheet within Net parent investment.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Combination

The Combined Financial Statements include certain assets and liabilities that have historically been held at the Parent level but are specifically identifiable or otherwise attributable to TPS.  Net Parent Investment within the Combined Financial Statements include certain intercompany transactions between the Company and the Parent.  Expenses related to corporate allocations from the Parent to the Company are considered to be effectively settled for cash in the Combined Financial Statements at the time the transaction is recorded.  In addition, transactions between the Company and the Parent’s other businesses have been classified as related party, rather than intercompany, in the Combined Financial Statements.  Refer to Note 6 for further discussion.

Revenue Recognition and Contract Balances

The Company's revenue is principally from contracts with customers to provide maintenance, repair, and overhaul services on a variety of aircraft structures and components. The majority of the Company’s contracts are purchase orders that are received from customers and may be subject to the terms and conditions of long-term pricing agreements that establish general terms and conditions and may define specific requirements. The Company generally enters into agreements directly with its customers and is the principal in all current contracts.

The identification of a contract with a customer for purposes of accounting and financial reporting requires an evaluation of the terms and conditions of agreements to determine whether presently enforceable rights and obligations exist. Management considers a number of factors when making this evaluation that include, but are not limited to, the nature and substance of the business exchange, the specific contractual terms and conditions, the promised products and services, the termination provisions in the contract, as well as the nature and execution of the customer’s ordering process and how the Company is authorized to perform work. Generally, presently enforceable rights and obligations are not created until a purchase order is issued by a customer for a specified number of units of product or services. Therefore, the issuance of a purchase order is generally the point at which a contract is identified for accounting and financial reporting purposes.

Management identifies the promises to the customer. Promises are generally explicitly stated in each contract, but management also evaluates whether any promises are implied based on the terms of the agreement, past business practice, or other facts and circumstances. Each promise is evaluated to determine if it is a performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service. The Company considers a number of factors when determining whether a promise is a distinct performance obligation, including whether the customer can benefit from the good or service on its own or together with other resources that are readily available to the customer, whether the Company provides a significant service of integrating goods or services to deliver a combined output to the customer, or whether the goods or services are highly interdependent. The Company’s performance obligations consist of the manufacturing, overhaul, and repair services and the delivery of spare parts. The majority of the Company’s contracts contain a single performance obligation.

The transaction price for a contract reflects the consideration the Company expects to receive for fully satisfying the performance obligations in the contract. Typically, the transaction price consists solely of fixed consideration but may include variable consideration for contractual provisions pertaining to volume-based rebates and other receipts or payments to customers. The Company identifies and estimates variable consideration, typically at the most likely amount the Company expects to receive from its customers. Variable consideration is only included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized for the contract will not occur, or when the uncertainty associated with the variable consideration is resolved. Consideration paid or payable to a customer is reflected as a reduction in net revenues when the amounts paid are not related to a distinct good or service at the later of when the related revenue is recognized or when the Company pays or promises to pay the consideration to the customer. The Company's contracts with customers generally require payment under normal commercial terms after delivery with payment typically required within 30 to 120 days of delivery.

The Company generally is not subject to collecting sales tax and has made an accounting policy election to exclude from the transaction price any sales and other similar taxes collected from customers. As a result, any such collections are accounted for on a net basis.

Revenue is recognized when or as control of promised products or services transfers to a customer and is recognized at the amount allocated to each performance obligation associated with the transferred products or services. Service sales, principally representing repair and maintenance activities are recognized over the contractual period or as services are rendered. Contracts with performance obligations satisfied over time are recognized using an input method. The Company recognizes revenue over time as it performs on these contracts because the customer simultaneously receives and consumes the benefit of the Company’s maintenance, repair, and overhaul services that are being performed on a customer-owned asset.

With control transferring over time, revenue is recognized based on the extent of progress toward completion of the performance obligation. The Company generally uses the cost-to-cost input method of progress for its contracts because it best depicts the transfer of control to the customer that occurs as work progresses. Under the cost-to-cost method, the extent of progress toward completion is measured based on the proportion of costs incurred to date to the total estimated costs at completion of the performance obligation. Cost estimates are largely based on historical performance trends and the level of effort to repair or overhaul aircraft components and structures.

The Company believes that the accounting estimates and assumptions made by management are appropriate.

Revenues for performance obligations that are not recognized over time are recognized at the point in time when control transfers to the customer. For performance obligations that are satisfied at a point in time, the Company evaluates the point in time when the customer can direct the use of and obtain the benefits from the products and services. Generally, the shipping terms determine the point in time when control transfers to customers. Shipping and handling activities are not considered performance obligations and related costs are included in cost of sales as incurred.

Differences in the timing of revenue recognition and contractual billing and payment terms result in the recognition contract assets and liabilities. Refer to Note 3 for further discussion.

Concentration of Credit Risk

Trade and other receivables from The Boeing Company ("Boeing") represented approximately 16% of total trade and other receivables as of December 31, 2023. The Company had no other significant concentrations of credit risk. Sales to Boeing for the nine month period ended December 31, 2023 were $31,366 of net sales or approximately 16% of net sales.

Contingencies

Contingences are existing conditions, situations or circumstances involving uncertainty as to possible gain or loss that will ultimately be resolved when future events occur or fail to occur. Such contingencies include, but are not limited to environmental obligations, litigation, regulatory investigations and proceedings, product quality, and gains or losses resulting from other events and developments. Liabilities for loss contingencies are accrued in the amount of its best estimate for the ultimate loss when a loss is considered probable of having been incurred and is reasonably estimable. When there appears to be a range of possible costs with equal likelihood, liabilities are based on the low-end of such range. Disclosure is provided for material loss contingencies when a loss is probable but a reasonable estimate cannot be made, and when it is reasonably possible that a loss will be incurred or the amount of a loss will exceed the recorded provision. The Company regularly reviews contingencies to determine whether the likelihood of loss has changed and to assess whether a reasonable estimate of the loss or range of loss can be made. Contingencies that might result in gains are generally not accrued until the contingencies are resolved and the gain is realized or realizable.

Disputes with suppliers or customers could arise regarding unique contractual requirements, quality, costs or impacts to production schedules. If the Company is unable to successfully and equitably resolve such claims and assertions, its business, financial condition, results of operations, customer relationships and related transactions could be materially adversely affected.

In the ordinary course of business, the Company may be involved in disputes, claims and lawsuits with employees, suppliers and customers, as well as governmental and regulatory inquiries, that it deems to be immaterial. Some may involve claims or potential claims of substantial damages, fines, penalties or injunctive relief. While the Company cannot predict the outcome of any pending or future litigation or proceeding and no assurances can be given, based on the facts currently available, the Company does not believe that any pending matter will have a material effect, individually or in the aggregate, on its financial position or results of operations to the combined financial statements.

3.	REVENUE RECOGNITION AND CONTRACTS WITH CUSTOMERS

Disaggregation of Revenue

The Company disaggregates revenue based on the method of measuring satisfaction of the performance obligation either over time or at a point in time. Additionally, the Company disaggregates revenue based on the end market where products and services are transferred to the customer.

The following table shows disaggregated net sales satisfied over time and at a point in time for the nine months ended December 31, 2023:

Nine months ended December 31,
2023
Product Support
Satisfied over time	$168,165
Satisfied at a point in time	29,932
Revenue from contracts with customers	$198,097

The following table shows net sales by disaggregated end markets for the nine months ended December 31, 2023.

Nine months ended December 31,
2023
Product Support
Commercial	$164,725
Military	33,372
Revenue from contracts with customers	$198,097

Contract Assets and Liabilities

Contract assets primarily represent revenues recognized for performance obligations that have been satisfied or partially satisfied but for which amounts have not been billed. This typically occurs when revenue is recognized over time but the Company's contractual right to bill the customer and receive payment is conditional upon the satisfaction of additional performance obligations in the contract, such as final delivery of the product. Contract assets are typically derecognized when billed in accordance with the terms of the contract. The Company pools contract assets that share underlying risk characteristics and records an allowance for expected credit losses based on a combination of prior experience, current economic conditions and management’s expectations of future economic conditions, and specific matters when they arise. Contract assets are presented net of this reserve on the accompanying combined balance sheet. For the nine months ended December 31, 2023, credit loss expense and write-offs related to contract assets were not significant.

Contract liabilities are recorded when customers remit contractual cash payments in advance of the Company satisfying performance obligations under contractual arrangements, including those with performance obligations to be satisfied over a period of time. Contract liabilities other than those pertaining to forward loss reserves are derecognized when or as revenue is recognized.

Contract balances are classified as assets or liabilities on a contract-by-contract basis at the end of each reporting period. The following table summarizes the Company’s contract assets and liabilities balances:

December 31, 2023
Contract assets	$17,648
Contract liabilities	(104)
Net contract asset	$17,544

The change in contract assets and liabilities were not significant in the nine months ended December 31, 2023.

Performance Obligations

As of December 31, 2023, the Company has the following unsatisfied, or partially unsatisfied, performance obligations that are expected to be recognized in the future as noted in the table below.

	Total	Less than 1 year	1-2 years	3 or more years
Unsatisfied Performance Obligations	$20,550	$19,711	$839	$-

4.	INVENTORIES

The Company records inventories at the lower of cost (average-cost or specific-identification method) or market. The Company expenses general and administrative costs related to products and services provided essentially under commercial terms and conditions as incurred. The Company determines the costs of inventories sold by the average cost method.

The components of inventories, net of reserves, are as follows:

December 31,
2023
Raw materials	$18,471
Work-in-process, including manufactured and purchased components	48,899
Rotable assets	19,503
Total inventories	$86,873

5.	ACCRUED EXPENSES

Accrued expenses consist of the following items:

December 31,
2023
Accrued compensation and benefits	$5,687
Accrued warranties	995
Accrued income tax	514
Operating lease liabilities	208
Accrued royalty rebate	4,780
All other	2,032
Total accrued expenses	$14,216

6.	RELATED PARTY TRANSACTIONS AND NET PARENT INVESTMENT

Related Party Transactions

The accompanying Combined Financial Statements are prepared on a stand-alone basis and are derived from Parent’s consolidated financial statements and accounting records. As such, transactions between the Company and the Parent have been classified as related-party transactions. All related party transactions between the Company and Parent have been included in these Combined Financial Statements. For certain transactions where there is not a history of cash settling the transactions between the Company and the Parent the related party balances are included in Net Parent Investment on the combined balance sheet. Additionally, the Company has amounts due from and due to related parties in the amount of $17 and $71, respectively. These amounts are recorded within Prepaid expenses and other current assets and Accrued expenses within the combined balance sheet.

In addition, the Company recorded royalty expense of $4,753 for the nine month period ended December 31, 2023, which is reflected within the Combined Financial Statements. This expense relates to the rights of the Company to use the Parent logo. The Company does not have a history of cash settling these balances, as such the related party balances are included in Net Parent

Investment on the combined balance sheet. The Company enters into arrangements through the ordinary course of business with the Parent and subsidiaries of the Parent. Total related party purchases made by the Company under these arrangements $900 for the nine month period ended December 31, 2023.

Corporate Allocations and Net Parent Investment

The combined statement of operations includes allocations for certain support functions that are incurred on a centralized basis by the Parent and subsequently recorded at the business entity level, such as departmental charges related to legal, executives, human resources, IT services, finance, tax, operations management, product compliance, etc. These expenses are incremental to certain support function costs directly attributable to the Company including for IT services, legal and compliance, finance and accounting, human resources, supply chain and procurement and commercial and business development, and have been allocated to the Company primarily based on a proportional basis of net sales or headcount. Management considers the allocation methodologies used by Parent to be reasonable and to appropriately reflect the related expenses attributable to the Company for purposes of the carve-out financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Company had operated as a separate entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses the Company will incur in the future. During the nine month period ended December 31, 2023, these incremental selling, general and administrative expenses and cost of sales allocations were $9,434 and $1,898, respectively.

TGI grants various employee benefits to its employees, including those of the Company, which primarily include restricted stock units. Compensation expense associated with these benefits was $344 for the nine month period ended December 31, 2023, which were included primarily in selling, general, and administrative expense of the Combined Financial Statements. These costs are charged directly to the Company based on the specific employees receiving awards.

Cash Management

The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined statements of financial position as Net Parent Investment.

Related Party Sales

Intercompany sales between TPS and other TGI subsidiaries were $187 for the nine month period ended December 31, 2023.

7.	SUBSEQUENT EVENTS

On December 21, 2023, Parent entered into a sales and purchase agreement with AAR Corp to purchase the Company for $725,000.

These combined financial statements were derived from the consolidated financial statements of Parent. The Company has evaluated all events or transactions that occurred through February 7, 2024, the date these Combined Financial Statements were available for issuance, for purposes of disclosure of unrecognized subsequent events.